SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 21, 2003

ZENITH NATIONAL INSURANCE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9627	95-2702776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosures

                On March 21, 2003, Zenith National Insurance Corp. issued a press release, attached hereto as Exhibit 99.1 and by this reference incorporated herein, announcing that it had consummated a private offering of 5.75% convertible senior notes due 2023.  Certain agreements entered into in connection with the offering are attached as Exhibits 99.2 and 99.3 hereto and by this reference incorporated herein.

                The offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933.  Net proceeds from the offering will be used to repay outstanding indebtedness under Zenith’s bank lines of credit and for general corporate purposes.

                The notes are Zenith’s general unsecured obligations and rank equally with Zenith’s other unsecured and unsubordinated obligations.  Zenith will pay interest on the notes on March 30 and September 30 of each year, beginning September 30, 2003.  In addition, Zenith will pay contingent interest during any six-month period from March 30 to September 29 and from September 30 to March 29, commencing with the six-month period beginning September 30, 2008, if the average market price of a note for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the principal amount of the notes.

                Each $1,000 principal amount of the notes will be convertible at each holder’s option into 40 shares of Zenith’s common stock (subject to adjustment as provided in the Indenture attached hereto) only if: (i) during any  fiscal quarter (beginning with the third quarter of 2003) the sale price of the common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the immediately  preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day; (ii) after the 30th day following the initial issuance of the notes, the credit rating assigned to the notes by Standard & Poor’s Rating Services falls below a specified level; (iii) Zenith has called the notes for redemption; or (iv) certain corporate events have occurred.  The conversion rate of 40 shares for each $1,000 principal amount of notes is equivalent to an initial conversion price of $25.00 per share of Zenith common stock.

                Zenith may redeem some or all of the notes for cash on or after March 30, 2008 at the prices specified in the Indenture.  The holders may require Zenith to repurchase all or a portion of their notes on March 30, 2010, March 30, 2013, March 30, 2018, or, subject to certain exceptions, upon a change of control of Zenith.  If any holder requires Zenith to repurchase its notes in any of these events, Zenith may choose to pay the repurchase price in cash or shares of its common stock or a combination of cash and shares of its common stock.

                Zenith has agreed to file a shelf registration statement with respect to the resale of the notes and the shares of its common stock issuable upon conversion of the notes and to cause the shelf registration statement to become effective within 180 days after the original issuance of the notes.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Number	Exhibit
99.1	Press Release of Zenith National Insurance Corp. Dated March 21, 2003
99.2	Indenture, dated March 21, 2003, by and between Zenith National Insurance Corp. and Wells Fargo Bank Minnesota, N.A., as Trustee
99.3	Registration Rights Agreement, dated March 21, 2003, by and between Zenith National Insurance Corp. and the Initial Purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated: March 25, 2003	By: /s/ Bill Owen
Name: William J. Owen
Title: Senior Vice President and
Chief Financial Officer

Index to Exhibits

Number	Exhibit

99.1	Press Release of Zenith National Insurance Corp. Dated March 21, 2003
99.2	Indenture, dated March 21, 2003, by and between Zenith National Insurance Corp. and Wells Fargo Bank Minnesota, N.A., as Trustee
99.3	Registration Rights Agreement, dated March 21, 2003, by and between Zenith National Insurance Corp. and the Initial Purchasers named therein.